Consent of Counsel

   I consent to the inclusion of the reference to my opinion under Kansas law under the caption "Legal Matters" in the Prospectus included in Post-Effective Amendment No. 9 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 333-84159) and Amendment No. 10 to the Registration Statement under the Investment Company Act of 1940 (Form N-4 No. 811-09517) for the Security Benefit Life Insurance Company Variable Annuity Account XI.


Amy J. Lee
CityplaceTopeka, StateKansas
April 25, 2008